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                                                                 Exhibit 5


January 12, 1995


Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois  60070

Re: Household International, Inc. Registration Statement on Form S-3, for up to $500 million of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, and Depositary Shares and Common Stock or any combination of the foregoing

Gentlemen:

As Secretary and Assistant General Counsel of Household International, Inc. ("Household"), I am generally familiar with the proceedings in connection with Household's Registration Statement on Form S-3 (which also constitutes a Post-Effective Amendment to Household's Registration Statement No. 33-50619) in which up to $500,000,000 aggregate principal amount of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares and Common Stock, or any combination of the foregoing, of Household are being registered. Debt Securities, which constitute senior unsecured debt of Household, will be issuable under an Indenture dated as of October 1, 1993, between Household and The First National Bank of Maryland, as Trustee (the "First National Indenture"), an Indenture to be dated as of February 1, 1993, between Household and First Interstate Bank of California, as Trustee (the "First Interstate Indenture") or an Indenture to be dated as of January 1, 1995, between Household and Harris Trust and Savings Bank, as Trustee (the "Harris Indenture"). The foregoing indentures, or forms thereof, have been included as exhibits to the Registration Statement as filed with the Securities and Exchange Commission (the "Commission"). Warrants to Purchase Debt Securities, if authorized by Household, will be issuable under a duly executed Warrant Agreement, the form of which was filed with the Commission as an exhibit to the Registration Statement.
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Household International, Inc.
January 12, 1995
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Based upon my review of the records and documents of Household, I am of the opinion that:

         1. Household is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The First National Indenture constitutes, and each of the First Interstate Indenture, the Harris Indenture and any Warrant Agreement will, after being duly authorized, executed and delivered by Household, constitute, a valid and legally binding instrument of Household enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Debt Securities and Warrants to Purchase Debt Securities shall have become effective under the Securities Act of 1933, as amended ("Act"), (ii) the issuance of Debt Securities and Warrants to Purchase Debt Securities have been duly authorized by the appropriate corporate action, and (iii) such Debt Securities and/or Warrants to Purchase Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the appropriate Indenture or Warrant Agreement and as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Debt Securities and/or Warrants to Purchase Debt Securities, such Debt Securities and Warrants to Purchase Debt Securities will be legally and validly issued and will be the legal and binding obligations of Household enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or
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Household International, Inc.
January 12, 1995
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                 affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Preferred Stock and the Depositary Shares shall have become effective under the Act,
                 (ii) the Deposit Agreement, if required to be entered into by Household and the Depositary for the Preferred Stock, if Depositary Shares are to be issued, shall have been duly authorized, executed and delivered, and (iii) the Preferred Stock and Depositary Shares, as the case may be, shall have been validly authorized, executed and delivered by Household, the Transfer Agent, the Registrar or the Depositary and full payment therefore received, the Preferred Stock will be validly issued, fully paid and non-assessable and the Depositary Shares will be validly issued, outstanding and entitled to the benefits afforded by the Deposit Agreement.

         5. When (i) the Registration Statement on Form S-3 filed by Household with respect to the Common Stock shall have become effective under the Act, and (ii) the Common Stock shall have been issued, sold and delivered as authorized by the appropriate corporate action, the Common Stock shall be validly issued, fully paid and non-assessable, and no personal liability for the debts of Household will attach to the holders of the Common Stock under the laws of the State of Delaware where Household is incorporated and the laws of the State of Illinois where its principal place of business is located.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in any Preliminary Prospectus, Prospectus or Prospectus Supplement forming a part of the Registration Statement.
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Household International, Inc.
January 12, 1995
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In giving said consent, I do not admit that I am in the category of persons where consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ JOHN W. BLENKE

John W. Blenke

JWB:jlm